Exhibit 12
                Opinions and Consents of McDermott, Will & Emery


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                                    A Partnership Including     Boston
                                    Professional Corporations   Chicago
                                    600 13th Street, N.W.       London
                                    Washington, D.C.            Los Angeles
                                    20005-3096                  Miami
                                    202-756-8000                Moscow
                                    Facsimile 202-756-8087      Orange County
                                    http://www.mwe.com          New York
                                                                Silicon Valley
                                                                Vilnius
                                                                Washington, D.C.




MCDERMOTT, WILL & EMERY


                                    February 21, 2003



The Phoenix Edge Series Fund
101 Munson Street
Greenfield, Massachusetts 01301

Ladies and Gentlemen:

         We are acting as special tax counsel to The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust"), in connection with the reorganization contemplated by the Form of Agreement and Plan of Reorganization (the "Agreement") made as of February 14, 2003, and attached as Appendix A to the Pre-Effective Amendment No. 1 filed January 23, 2003, on Form N-14/A, to the Registration Statement for the reorganization filed December 20, 2002, on Form N-14 (together, the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), by and between the Trust on behalf of both the Phoenix-Janus Growth Series (the "Surviving Fund"), a separate series of the Trust, and the Phoenix-Van Kampen Focus Equity Series (the "Merging Fund"), another separate series of the Trust. The reorganization (the "Reorganization") will consist of the transfer of all of the assets of the Merging Fund to the Surviving Fund in exchange solely for shares of the Surviving Fund (the "Surviving Fund Shares"), the assumption by the Surviving Fund of all liabilities of the Merging Fund, the distribution of the Surviving Fund Shares to the shareholders of the Merging Fund in complete liquidation of the Merging Fund, and the renaming of the Surviving Fund as "the Phoenix-MFS Investors Growth Stock Series," as provided in the Agreement.

         In connection with rendering our opinion, we have examined the Agreement, the Registration Statement, the representation letter of the Trust and Phoenix Life Insurance

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Company dated February 7, 2003 (the "Trust Representation Letter"), the
representation letter of Massachusetts Financial Services Company dated December 23, 2002 (the "MFS Representation Letter"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion.

         In addition, we have assumed with your consent that (i) the Reorganization will be consummated in accordance with the provisions of the Agreement and in the manner contemplated in the Registration Statement, and none of the terms or conditions contained therein have been or will be modified in any respect relevant to this opinion; (ii) the statements concerning the Reorganization set forth in the Registration Statement and the other documents referred to herein are and, as of the effective time of the Reorganization, will be, true, accurate, and complete in all material respects; (iii) any representation or other statement in the Trust Representation Letter, the MFS Representation Letter, or the other documents referred to herein made "to the best of the knowledge" or similarly qualified is and, as of the effective time of the Reorganization, will be, in each case, correct without such qualification; (iv) no actions have been, or will be, taken that are inconsistent with any representation or other statement contained in the Agreement, the Registration Statement, the Trust Representation Letter, or the MFS Representation Letter; and (v) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be, by the effective time of the Reorganization) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         Other than obtaining the representations set forth in the Trust Representation Letter and the MFS Representation Letter, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

         Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that, for U.S. federal income tax purposes, the Reorganization will qualify as a tax-free reorganization described in section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Our opinion is based on the Code, Treasury Regulations, case law, and IRS rulings as they exist on the date hereof. Our opinion represents our best legal judgment as to the matter addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusion stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

         This opinion has been rendered to you solely for purposes of satisfying the requirement set forth in section 8.5 of the Agreement. This opinion letter (and the opinion expressed herein) may not be relied upon by you in any other manner or by any other person and may not be furnished to any other person without our prior written approval; provided, however, that in accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Act, we hereby consent to the use of our name under the heading "The Proposed Reorganizations -- Federal Income Tax Consequences" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                    Very truly yours,


                                                    /s/ McDermott, Will & Emery
                                                    McDermott, Will & Emery

                                 A Partnership Including       Boston
                                 Professional Corporations     Chicago
                                 600 13th Street, N.W.         London
                                 Washington, D.C.              Los Angeles
                                 20005-3096                    Miami
                                 202-756-8000                  Moscow
                                 Facsimile 202-756-8087        Orange County
                                 http://www.mwe.com            New York
                                                               Silicon Valley
                                                               Vilnius
                                                               Washington, D.C.


MCDERMOTT, WILL & EMERY


                                 February 21, 2003


The Phoenix Edge Series Fund
101 Munson Street
Greenfield, Massachusetts 01301

Ladies and Gentlemen:

         We are acting as special tax counsel to The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust"), in connection with the reorganization contemplated by the Form of Agreement and Plan of Reorganization (the "Agreement") made as of February 14, 2003, and attached as Appendix B to the Pre-Effective Amendment No. 1 filed January 23, 2003, on Form N-14/A, to the Registration Statement for the reorganization filed December 20, 2002, on Form N-14 (together, the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), by and between the Trust on behalf of both the Phoenix-Janus Growth Series (the "Surviving Fund"), a separate series of the Trust, and the Phoenix-MFS Investors Growth Stock Series (the "Merging Fund"), another separate series of the Trust. The reorganization (the "Reorganization") will consist of the transfer of all of the assets of the Merging Fund to the Surviving Fund in exchange solely for shares of the Surviving Fund (the "Surviving Fund Shares"), the assumption by the Surviving Fund of all liabilities of the Merging Fund, the distribution of the Surviving Fund Shares to the shareholders of the Merging Fund in complete liquidation of the Merging Fund, and the renaming of the Surviving Fund as "the Phoenix-MFS Investors Growth Stock Series," as provided in the Agreement.

         In connection with rendering our opinion, we have examined the Agreement, the Registration Statement, the representation letter of the Trust and Phoenix Life Insurance Company dated February 7, 2003 (the "Trust Representation Letter"), the representation letter of Massachusetts Financial Services Company dated December 23, 2002 (the "MFS

Representation Letter"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion.

         In addition, we have assumed with your consent that (i) the Reorganization will be consummated in accordance with the provisions of the Agreement and in the manner contemplated in the Registration Statement, and none of the terms or conditions contained therein have been or will be modified in any respect relevant to this opinion; (ii) the statements concerning the Reorganization set forth in the Registration Statement and the other documents referred to herein are and, as of the effective time of the Reorganization, will be, true, accurate, and complete in all material respects; (iii) any representation or other statement in the Trust Representation Letter, the MFS Representation Letter, or the other documents referred to herein made "to the best of the knowledge" or similarly qualified is and, as of the effective time of the Reorganization, will be, in each case, correct without such qualification; (iv) no actions have been, or will be, taken that are inconsistent with any representation or other statement contained in the Agreement, the Registration Statement, the Trust Representation Letter, or the MFS Representation Letter; and (v) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be, by the effective time of the Reorganization) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         Other than obtaining the representations set forth in the Trust Representation Letter and the MFS Representation Letter, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

         Based on the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that, for U.S. federal income tax purposes, the Reorganization will qualify as a tax-free reorganization described in section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         Our opinion is based on the Code, Treasury Regulations, case law, and IRS rulings as they exist on the date hereof. Our opinion represents our best legal judgment as to the matter addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect
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the conclusion stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

         This opinion has been rendered to you solely for purposes of satisfying the requirement set forth in section 8.5 of the Agreement. This opinion letter (and the opinion expressed herein) may not be relied upon by you in any other manner or by any other person and may not be furnished to any other person without our prior written approval; provided, however, that in accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Act, we hereby consent to the use of our name under the heading "The Proposed Reorganizations -- Federal Income Tax Consequences" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                    Very truly yours,


                                                    /s/ McDermott, Will & Emery
                                                    McDermott, Will & Emery